Exhibit 1.1
67,878,790 Ordinary Participation Certificates
in the form of American Depositary Shares
MAXCOM TELECOMUNICACIONES, S.A. DE C.V.
FORM OF UNDERWRITING AGREEMENT
October ___, 2007

October __, 2007
Morgan Stanley & Co. Incorporated
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     Maxcom Telecomunicaciones, S.A. de C.V. (the “Company”), a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”), proposes to issue and sell to the several International Underwriters named in Schedule II hereto (the “International Underwriters”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto severally propose to sell to the several International Underwriters, an aggregate of 67,878,790 Ordinary Participation Certificates (the “CPOs”) of the Company (the “Firm CPOs”), in the form of American Depositary Shares (the “ADSs”), as evidenced by American Depositary Receipts (“ADRs”), of which 54,303,032 CPOs are to be sold by the Company and 13,575,758 CPOs are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.
     The Company also proposes to sell to the several International Underwriters not more than an additional 10,181,822 CPOs (the “Additional CPOs”), in the form of ADSs, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the International Underwriters, the right to purchase such Additional CPOs granted to the International Underwriters in Section 3 hereof. The Firm CPOs and the Additional CPOs are hereinafter collectively referred to as the “CPOs.” Each CPO represents three shares of the Company’s Series A common stock of the Company (the “Series A Shares”). The Series A Shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”
     The CPO trustee, Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo (the “CPO Trustee”), will issue the CPOs pursuant to (1) the CPO trust agreement dated as of October 16, 2007 between the Company and the CPO Trustee (the “CPO Trust Agreement”); and (2) the CPO Deed, dated as of October 16, 2007, among the CPO Trustee, Monex Casa de Bolsa, S.A. de C.V., Grupo Financiero Monex and acknowledged by the Comisión Nacional Bancaria y de Valores (the “CPO Deed”).

     The ADSs are to be issued pursuant to a Deposit Agreement dated as of October ___, 2007 (the “Deposit Agreement”) among the Company, The Bank of New York, as Depositary (the “Depositary”), and the holders from time to time of the ADRs issued by the Depositary and evidencing the American Depositary Shares. Each ADS will initially represent the right to receive seven CPOs deposited pursuant to the Deposit Agreement.
     It is understood that the Company and the Selling Shareholders are concurrently entering into an underwriting agreement dated the date hereof (the “Mexican Underwriting Agreement”, and, together with this Agreement, the “Underwriting Agreements”) with IXE Casa de Bolsa, S.A. de C.V., IXE Grupo Financiero (the “Mexican Lead Manager”), providing for the concurrent offer and sale of 13,575,758 CPOs, without par value, of the Company (the “Mexican Firm CPOs”), and, if the over-allotment option granted to the Mexican Lead Manager is exercised in connection therewith, such an offer and sale of not more than an additional 2,545,455 CPOs (the “Mexican Additional CPOs”, and, together with the Mexican Firm CPOs, the “Mexican CPOs”). It is understood that, pursuant to the Intersyndicate Agreement, the Mexican International Underwriters have agreed to offer and sell the Mexican CPOs in Mexico on the terms provided therein.
     The Mexican Lead Manager has entered an intersyndicate agreement (the “Intersyndicate Agreement”) with the International Underwriters. Such agreement provides, among other things, that the International Underwriters and the Mexican Underwriters may purchase and sell among each other such number of CPOs, stabilize and exercise the over-allotment option as is directed by Morgan Stanley & Co. Incorporated (“Morgan Stanley”).
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the CPOs and a registration statement relating to the American Depositary Shares corresponding to the CPOs. The registration statement relating to the CPOs as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of the ADSs (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus”. The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADR Registration Statement.” If the Company has filed abbreviated registration statements to register additional CPOs and additional American Depositary Shares pursuant to Rule 462(b) under the

Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the term “Registration Statement” and the “ADR Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.
     Morgan Stanley has agreed to reserve a portion of the CPOs to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “International Underwriters” (the “Directed Share Program”). The CPOs to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the International Underwriters as set forth in the Prospectus.
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the International Underwriters that:
     (a) The Registration Statement and the ADR Registration Statement have each become effective; no stop orders suspending the effectiveness of the Registration Statement or the ADR Registration Statement are in effect and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.
     (b) (i) Each of the Registration Statement and the ADR Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADR Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use therein.
     (c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (d) The Company has been duly incorporated and is validly existing as a limited liability corporation, or sociedad anónima de capital variable, under the laws of Mexico, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate a material adverse effect on the properties, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation and, if applicable, in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.
     (f) This Agreement has been duly authorized, executed and delivered by the Company.
     (g) The authorized capital stock of the Company and the terms of the CPOs conform, as to legal matters, in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (h) The shares of Common Stock outstanding prior to the issuance of Common Stock represented by CPOs to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.
     (i) The CPOs (and the shares underlying such CPOs) have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such CPOs (and the shares underlying such CPOs) will not be subject to any preemptive or similar rights. The CPO Trust Agreement and the CPO Deed have been duly authorized, executed and delivered, and constitute legal, valid and binding obligations of the parties thereto, enforceable against such parties pursuant to their terms. The CPO Deed has been filed for registration with the Public Registry of Commerce of the Federal District in Mexico city (the “Public Registry”). The CPOs will be held in the book-entry system of S.D. Indeval Institución para el Depósito de Valores, S.A. de CV (“Indeval”), and the persons that directly or indirectly maintain the CPOs with Indeval will be entitled to the rights specified in the CPO Trust Agreement and CPO Deed; and the CPO Trust Agreement and the CPO Deed conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the

Deposit Agreement, the CPO Trust Agreement, the CPO Deed and the Mexican Underwriting Agreement will not contravene any provision of (i) applicable law, (ii) the incorporation deed or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary except in each case described in clauses (i), (iii) and (iv) of this sentence for such contraventions as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or effect on the power or ability of the Company to perform its obligations under this Agreement, the Deposit Agreement or the Mexican Underwriting Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Deposit Agreement, the CPO Trust Agreement, the CPO Deed and the Mexican Underwriting Agreement, except (i) registration of the CPOs and ADSs under the Securities Act, such as have been obtained and made or will have been obtained and made on or prior to the Closing Date, (ii) the approval of the public offering of the Maxcom CPOs in Mexico, which has been obtained from the Mexican National Banking and Securities Commission (the “CNBV”), (iii) the registration of the CPOs and the Mexican CPOs and the Common Stock with the Mexican National Registry of Securities, which has been obtained, (iv) the listing of the CPOs and the Mexican CPOs with the Mexican Stock Exchange, which has been obtained, (v) approval of the issuance of the CPOs by the Ministry of the Economy, which has been obtained, (vi) the approval by the Banco de Mexico of the entering into and effectiveness of the CPO Trust Agreement and the CPO Deed, which has been obtained, (vii) approval of listing on the New York Stock Exchange, which is subject only to official notice of issuance, (viii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs, (ix) the approval of the Financial Institutions Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements in connection with the purchase and distribution of the CPOs and ADSs by the International Underwriters or (x) the absence of which would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Deposit Agreement or the Mexican Underwriting Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.
     (k) On or prior to the Closing Date, the Company will have validly transferred to the CPO Trustee the shares underlying the CPOs, and upon such transfer to the CPO Trustee all right, title and interest in such shares, subject to the CPO Trust Agreement and CPO Deed, will have been transferred to the CPO Trustee, free and clear of all liens, encumbrances, equities or claims; upon the deposit of the CPOs underlying the ADSs with the Depositary pursuant to the

Deposit Agreement against issuance of the ADRs representing such ADSs, all right, title and interest in such CPOs, subject to the Deposit Agreement, will be transferred to the Depositary or its nominee, as the case may be, free and clear of all liens, encumbrances, equities or claims; and upon the sale and delivery of the ADSs to the International Underwriters, and payment therefor pursuant to this Agreement, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will be transferred to the International Underwriters.
     (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
     (m) There are no legal or governmental proceedings pending, to the best knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings (A) accurately described in all material respects in the Time of Sale Prospectus, (B) that would not reasonably be expected to have a Material Adverse Effect, or (C) that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Deposit Agreement, the CPO Trust Agreement, the CPO Deed and the Mexican Underwriting Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.
     (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (o) The Company is not, and after giving effect to the offering and sale of the CPOs and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (r) Except as described in the Time of Sale Prospectus, pursuant to (i) the Registration Agreement dated December 20, 2006 among the Company, Guarantors (as defined therein) and Morgan Stanley & Co. Incorporated, (ii) the Registration Agreement dated January 10, 2007 among the Company, Guarantors (as defined therein) and Morgan Stanley & Co. Incorporated and (iii) the Registration Agreement dated September 5, 2007 among the Company, Guarantors (as defined therein) and Morgan Stanley & Co. Incorporated, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the CPOs and ADSs registered pursuant to the Registration Statement.
     (s) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
     (t) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Time of Sale Prospectus, (ii) as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, subject to the effects of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect and general principles of equity (whether considered in a proceeding in equity or at law), with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except (i) as described in the Time of Sale Prospectus or (ii) as would not reasonably be expected to have a Material Adverse Effect.
     (u) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own or possess or have the right to use would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
     (v) No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent, except, in each case, as would not reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.
     (w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus.
     (x) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations and permits, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus.
     (y) The Company and each of its subsidiaries maintain a system of internal controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (z) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (aa) Neither the Company nor any of its subsidiaries is (i) in violation of its incorporation deed, by-laws or other organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation applicable to the Company of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its properties, as applicable, other than, in the cases of clauses (ii) and (iii), such violations and defaults that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (bb) The financial statements of the Company and its consolidated subsidiaries, and the related schedules and notes thereto, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus were prepared in accordance with Mexican Financial Reporting Standards ((MFRS or NIF, for its initials in Spanish) or “Mexican GAAP”) consistently applied and present fairly in all material respects the financial position of the Company and its subsidiaries, on a consolidate basis, at the relevant dates and the results of operations and changes in financial position of each of the Company and its subsidiaries, on a consolidated basis, for the periods in respect of which they have been prepared. The statements in notes 22 and 12 to the consolidated financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, insofar as they purport to summarize the principal differences between Mexican GAAP and United States generally accepted accounting principles (“U.S. GAAP”) as the latter would apply to the Company’s audited and unaudited consolidated financial statements, summarize fairly, in all material respects, such differences. The selected financial information and the summary financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been derived from the financial statements and accounting records of the Company and present fairly in all material respects the information shown therein.
     (cc) PricewaterhouseCoopers, S.C., who has audited the financial statements included in the Registration Statement and who will deliver the letters referred to in Section 6, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder.
     (dd) The Company and each of its subsidiaries have filed all federal, state, municipal and foreign income and franchise tax returns required to have been filed by them or appropriate extensions for such filings have been obtained, and have paid all taxes due and payable by any of them, except for such taxes that are not yet due or are being contested in good faith, except where the failure to so file such tax returns or pay such tax would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (ee) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the management of the Company, any director, officer, agent,

employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (ff) No stamp, issue, registration, documentary, capital gains, income, withholding or other taxes or duties, including interest and penalties, are payable in Mexico or in the United States or any political subdivision or taxing authority thereof on or in connection with (i) the execution and delivery of this Agreement, the Deposit Agreement, the CPO Trust Agreement, the CPO Deed and the Mexican Underwriting Agreement; (ii) the issuance of the CPOs and the ADSs by the Company or (iii) the sale of the ADSs to the International Underwriters in the manner contemplated herein; or (iv) the resale and delivery of the ADSs by the International Underwriter in the manner contemplated in the Time of Sale Prospectus.
     (gg) Except as disclosed in the Time of Sale Prospectus and the Prospectus, under the current laws and regulations of Mexico and any political subdivision thereof, any amounts payable with respect to the CPOs upon liquidation of the Company or upon redemption thereof may be paid by the Company to the holder thereof in Mexican Pesos that may be converted into foreign currency and freely transferred out of Mexico, and all such payments made to holders thereof who are non-residents of Mexico will not be subject to income, withholding or other taxes under laws and regulations of Mexico or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Mexico or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Mexico or any political subdivision or taxing authority thereof or therein.
     (hh) To ensure the legality, validity, enforcement or admissibility into evidence in a legal or administrative proceeding in Mexico of this Agreement, the Deposit Agreement, and the Mexican Underwriting Agreement in Mexico, it is not necessary that this Agreement, the Deposit Agreement and the Mexican Underwriting Agreement be filed or recorded with any court or other authority in Mexico or that any registration tax, stamp duty or similar tax be paid in Mexico on or in respect of any of this Agreement, the Deposit Agreement and the Mexican Underwriting Agreement other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a Mexican court of law, and except that in the event that any legal proceedings are brought to the courts of Mexico, a Spanish translation of this Agreement, the Deposit Agreement and the Mexican Underwriting Agreement and any other documents required in such proceedings would have to be approved by the Mexican court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.
     (ii) Neither the Company nor any of its subsidiaries has taken, or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the CPOs.
     (jj) Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, no material indebtedness (actual or contingent) and no material contract or material arrangement is outstanding between the Company or any of its subsidiaries on the one hand and any director or executive officer, including his/her spouse, infant children and any company or undertaking in which he/she holds a controlling interest, of the Company or any such subsidiary on the other hand. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other Affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, Time of Sale Prospectus and the Prospectus.
     (kk) The Company has the power to submit, and pursuant to Section 14 of this Agreement and Section 7.06 of the Deposit Agreement, have legally, validly, effectively and irrevocably, submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and have the power to designate, appoint and empower, and pursuant to Section 14 of this Agreement Section 7.06 of the Deposit Agreement, have legally and validly designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Deposit Agreement in any federal or state court in the State of New York.
     (ll) No exchange control authorization or any other authorization, approval, consent or license of any governmental authority or agency in Mexico is required for the payment of any dividends or other distributions by the Company of any amounts in United States dollars and except as described in the Time of Sale Prospectus and the Prospectus, all such payments made to holders of CPOs who are non-residents of Mexico will not be subject to income, withholding or other taxes under laws and regulations of Mexico or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Mexico or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Mexico or any political subdivision or taxing authority thereof or therein.

     (mm) Except as provided for in the bylaws and in the indebtedness to be fully repaid with the proceeds of the offering of the Securities, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, nor due to any judgment, order or decree of any government authority, agency or court having jurisdiction over such subsidiary, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company in accordance with the terms of any such loan or advance, or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
     (nn) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (oo) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market related data included in the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable in all material respects.
     (pp) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Prospectus or the Time of Sale Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed in other than good faith.
     (qq) The Company has no reason to believe that the indemnification and contribution provisions set forth in Section 10 contravene Mexican law or public policy.
     (rr) The Company, its subsidiaries and their obligations under this Agreement, the Deposit Agreement or the Mexican Underwriting Agreement are subject to civil and commercial law and to suit, and neither the Company nor any of its subsidiaries nor any of their respective properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Mexican or U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement the Deposit Agreement or the Mexican Underwriting Agreement.
     (ss) Neither the Company nor any of its subsidiaries was a “passive foreign investment company” (a “PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code, as amended, and the Treasury Regulations promulgated thereunder for the taxable year ended December 31, 2006, and neither the Company nor any of its subsidiaries expects to become a PFIC in the taxable year ending December 31, 2007.
     (tt) The Deposit Agreement has been duly authorized by the Company and when executed and delivered by the Company, will be a valid and binding agreement of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (uu) The Mexican Underwriting Agreement has been duly authorized by the Company and when executed and delivered by the Company, will be a valid and binding agreement of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally.
     (vv) The ADRs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.
     (ww) The Deposit Agreement, the American Depositary Shares, the CPOs and the Common Stock conform in all material respects as to legal matters to the description thereof contained in the Prospectus.
     (xx) The CPOs and the American Depositary Shares, when issued, are freely transferable by the Company to or for the account of the several International Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; except as described in the Prospectus, and there are no restrictions on subsequent transfers of the CPOs or the American Depositary Shares under the laws of Mexico or the United States.

     (yy) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.
     (zz) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered (i) such as have been obtained (including the approval of the Ministry of Economy for the issuance of the CPOs, the approval of the CNBV to conduct the public offering of the Mexican CPOs in Mexico and to register the CPOs with the Mexican National Securities Registry, the approval of the Mexican Stock Exchange for the listing and trading of CPOs, the approval of the Banco de Mexico of the entering into and effectiveness of the CPO Trust Agreement and the CPO Deed), (ii) the rules and regulations of FINRA or (iii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs.
     (aaa) The Company has not offered, or caused Morgan Stanley to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
     (bbb) The CPO Trust is not, and after giving effect to the offering and sale of the CPOs, as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the International Underwriters that:
     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.
     (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder except, in the case of clauses (i), (iii) and (iv), where such contravention would not impair in any material respects such Selling Shareholder’s ability to fulfill its obligations under this Agreement. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except (i) registration of the CPOs and ADSs under the Securities Act, such as have been obtained and made or will have been obtained and made on or prior to the Closing Date, (ii) the approval of the public offering of the Mexican CPOs in Mexico, which has been obtained from the CNBV, (iii) the registration of the CPOs and the Mexican CPOs and the Common Stock with the Mexican National Registry of Securities, which has been obtained, (iv) the listing of the CPOs and the Mexican CPOs with the Mexican Stock Exchange, which has been obtained, (v) approval of the issuance of the CPOs by the Ministry of the Economy, which has been obtained, (vi) the approval by the Banco de Mexico of the entering into and effectiveness of the CPO Trust Agreement and the CPO Deed, which has been obtained, (vii) approval of listing on the New York Stock Exchange, which is subject only to official notice of issuance, (viii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the CPOs, (ix) the approval of FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the CPOs and ADSs by the underwriters or (x) the absence of which would not impair in any material respects such Selling Shareholder’s ability to fulfill its obligations under this Agreement.
     (c) The CPOs to be sold by such Selling Shareholder are and on the Closing Date will be free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and such Selling Shareholder has all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the CPOs to be sold by such Selling Shareholder.
     (d) Subject to the assumptions set forth below, upon payment for the CPOs in the form of ADSs to be sold by such Selling Shareholder pursuant to this Agreement, delivery of ADSs representing such, as directed by the International Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such ADSs in the name of Cede or such other nominee and the crediting of such ADSs on the books of DTC to securities accounts of the International Underwriters (assuming that neither DTC nor any such International Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such ADSs), (A) under Section 8-501 of the UCC, the International Underwriters will acquire a valid security entitlement in respect of such ADSs and (B) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such ADSs may be asserted against the International Underwriters with respect to such security entitlement; for purposes of this representation; provide that for the purposes of the foregoing, such Selling Shareholder has assumed, with the agreement the International Underwriters, that when such payment, delivery and crediting occur, (x) such ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the registry of the depositary for the ADSs in accordance with the terms of the deposit agreement between the Company and such depositary, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several International Underwriters on the records of DTC will have been made pursuant to the UCC.
     (e) Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its CPOs pursuant to this Agreement.
     (f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the representations and warranties set forth in this Section 2(f) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.
     3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several International Underwriters, and each

International Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $___ per ADS (the “Purchase Price”) the number of Firm CPOs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm CPOs to be sold by such Seller as the number of Firm CPOs set forth in Schedule II hereto opposite the name of such International Underwriter bears to the total number of Firm CPOs. All of the Firm CPOs to be purchased by the International Underwriters will be delivered in the form of ADSs. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the International Underwriters the Additional CPOs, and the International Underwriters shall have the right to purchase, severally and not jointly, up to 10,181,822 Additional CPOs at the Purchase Price. You may exercise this right on behalf of the International Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional CPOs to be purchased by the International Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm CPOs nor later than ten business days after the date of such notice. Additional CPOs may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm CPOs. On each day, if any, that Additional CPOs are to be purchased (an “Option Closing Date”), each International Underwriter agrees, severally and not jointly, to purchase the number of Additional CPOs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional CPOs to be purchased on such Option Closing Date as the number of Firm CPOs set forth in Schedule II hereto opposite the name of such International Underwriter bears to the total number of Firm CPOs. All of the Additional CPOs that the International Underwriters may elect to purchase will be delivered in the form of ADSs.
     Each Seller hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the International Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
     The restrictions contained in the preceding paragraph shall not apply to (a) the CPOs to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the International Underwriters have been advised in writing, (c) transactions by a Selling Shareholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the CPOs, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (d) transfers by a Selling Shareholder of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (e) distributions by a Selling Shareholder of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the Selling Shareholder; provided that in the case of any transfer or distribution pursuant to clause (d) or (e), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180-day restricted period, or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 180-day restricted period. In addition, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley on behalf of the International Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Morgan Stanley of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

     4. Terms of Public Offering. The Sellers are advised by you that the International Underwriters propose to make a public offering of their respective portions of the CPOs as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the CPOs are to be offered to the public initially at $___a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $___a share under the Public Offering Price, and that any International Underwriter may allow, and such dealers may reallow, a concession, not in excess of $___a share, to any International Underwriter or to certain other dealers.
     5. Payment and Delivery. Payment for the Firm CPOs to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm CPOs for the respective accounts of the several International Underwriters at 10:00 a.m., New York City time, on October ___, 2007, or at such other time on the same or such other date, not later than October ___, 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional CPOs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional CPOs for the respective accounts of the several International Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than October ___, 2007 as shall be designated in writing by you.
     The ADSs representing the Firm CPOs and Additional CPOs shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The ADRs corresponding to the ADSs representing the Firm CPOs and Additional CPOs shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several International Underwriters, with any transfer taxes payable in connection with the transfer of the CPOs to the International Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the International Underwriters’ Obligations. The obligations of the Sellers to sell the CPOs to the International Underwriters and the several obligations of the International Underwriters to purchase and pay for the CPOs on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 3:00 pm (New York City time) on the date hereof.

     The several obligations of the International Underwriters are subject to the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the CPOs on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The International Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied, in all material respects, with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The International Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, outside U.S. counsel for the Company, dated the Closing Date, with respect to such matters as the International Underwriters may reasonably request. Such opinion shall be rendered to the International Underwriters at the request of the Company and shall so state therein.
     (d) The International Underwriters shall have received on the Closing Date an opinion of Solertia Asesores, S.C. (Alarcón Abogados), outside counsel for the Company, dated the Closing Date, with respect to such matters as the International Underwriters may reasonably request. Such opinion shall be rendered to the International Underwriters at the request of the Company and shall so state therein.
     (e) The International Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, outside U.S. counsel for the Selling Shareholders, dated the Closing Date, with respect to such matters as the International Underwriters may reasonably request. Such opinion shall be rendered to the International Underwriters at the request of the Selling Shareholders and shall so state therein.
     (f) The International Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, U.S. counsel for the International Underwriters, dated the Closing Date, with respect to such matters as the International Underwriters may reasonably request.
     (g) The International Underwriters shall have received on the Closing Date an opinion of Ritch Mueller, S.C., Mexican counsel for the International Underwriters, dated the Closing Date, with respect to such matters as the International Underwriters may reasonably request.
     (h) The International Underwriters shall have received on the Closing Date an opinion of Emmet, Marvin & Martin, LLP, U.S. counsel for the Depositary, dated the Closing Date, with respect to such matters as the International Underwriters may reasonably request.
     (i) The International Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the International Underwriters, from PricewaterhouseCoopers, S.C., an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to International Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (j) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers, directors and shareholders listed on Schedule IV, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     (k) The American Depositary Shares shall have been approved for listing on New York Stock Exchange, subject only to official notice of issuance.
     (l) (i) The CNBV shall have approved the offering of the CPOs publicly in Mexico, the registration of the CPOs in the National Securities

Registry and the issuance of the CPOs, (ii) the Mexican Stock Exchange shall have approved the listing, for trading, of the CPOs in Mexico, (iii) the Ministry of Economy shall have approved the issuance of the CPOs, and (iv) Banco de Mexico shall have approved the entering into and effectiveness of the CPO Trust Agreement and the CPO Deed, all of which approvals shall be in full force and effect.
     (m) The Company shall have appointed, pursuant to a duly notarized power-of-attorney under Mexican law and as otherwise required, CT Corporation System as its process agent and CT Corporation System shall have accepted such appointment.
     The several obligations of the International Underwriters to purchase Additional CPOs hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional CPOs to be sold on such Option Closing Date and other matters related to the issuance of such Additional CPOs.
     7. Covenants of the Company. The Company covenants with each International Underwriter as follows:
     (a) To furnish to you, without charge, two signed copies of the each of the Registration Statement and ADR Registration Statement (including exhibits thereto) and for delivery to each other International Underwriter a conformed copy of each of the Registration Statement and ADR Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement or the ADR Registration Statement as you may reasonably request.
     (b) Before amending or supplementing the ADR Registration Statement, the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

     (d) Not to take any action that would result in an International Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the International Underwriter that the International Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the CPOs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the CPOs as in the reasonable opinion of counsel for the International Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an International Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the International Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

     (g) To endeavor to qualify the CPOs for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained in this Section 7(g) shall require the Company to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject other than suits and taxes arising out of the offering.
     (h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
     (j) To take any action necessary to ensure that neither the Company nor the CPO Trust is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s U.S. counsel, the Company’s Mexican counsel, the Company’s accountants, counsel for the Selling Shareholders, the International Underwriters’ U.S. counsel and the International Underwriters’ Mexican counsel, in connection with the filing of the Form 20-F for the year ended December 31, 2006 and the registration and delivery of the CPOs and the ADSs under the Securities Act and all registration and other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADR Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the International Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the International Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the ADSs under state securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the International Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the International Underwriters incurred in connection with the review and qualification of the offering of the ADSs by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the ADSs on the NYSE, listing CPOs on the Bolsa Mexicana de Valores, S.A. de C.V. and registering the CPOs with the Mexican National Securities Registry, (vi) the cost of printing certificates representing the ADSs, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company and the International Underwriters relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and the International Underwriters and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the International Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the International Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution”, Section 11 entitled “Directed Share Program Indemnification” and the last paragraph of Section 13 below, the International Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make.
     The foregoing costs and expenses will be paid by the Company to the International Underwriters promptly upon receipt by the Company of an invoice(s) from the International Underwriters setting forth in reasonable detail the items requiring reimbursement or payment.
     The Company agrees that all amounts payable hereunder and the fees payable to the International Underwriters shall be paid in United States dollars and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding.
     The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.
     9. Covenants of the International Underwriters. Each International Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such International Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the International Underwriter.
     10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each International Underwriter, each person, if any, who controls any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any International Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use therein.
     (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) each International Underwriter, each person, if any, who controls any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any

International Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement, alleged untrue statement, omission or alleged omission was made or omitted in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be several and not joint and be limited to an amount equal to the aggregate gross proceeds minus underwriting discounts and commissions from the sale of the Shares sold by such Selling Shareholder under this Agreement.
     (c) Each International Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

     (d) The Company agrees to indemnify and hold harmless each Selling Shareholder, each person, if any, who controls any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Selling Shareholder within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made or omitted, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto.
     (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b), 10(c) or 10(d), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all International Underwriters and all persons, if any, who control any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any International Underwriter within the meaning of Rule 405 under the Securities

Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the International Underwriters and such control persons and affiliates of any International Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (f) To the extent the indemnification provided for in Section 10(a), 10(b), 10(c) or 10(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 10(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the International Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Sellers on the one hand and the International Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the International Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The International Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate gross proceeds minus underwriting discounts and commissions from the sale of the Shares sold by such Selling Shareholder under this Agreement.
     (g) The Sellers and the International Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(f) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (h) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any International Underwriter, any person controlling any International Underwriter or any affiliate of any International Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.
     11. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.
     (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 11(a), the Morgan Stanley Entity seeing indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding

(including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.
     (c) To the extent the indemnification provided for in Section 11(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 11(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (e) The indemnity and contribution provisions contained in this Section 11 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.
     12. Termination. The International Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or the Bolsa Mexicana de Valores, S.A. de C.V., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Mexico shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Mexican authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     13. Effectiveness; Defaulting International Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the International Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other International Underwriters shall be obligated severally in the proportions that the number of Firm CPOs set forth opposite their respective names in Schedule II bears to the aggregate number of Firm CPOs set forth opposite the names of all such non-defaulting International Underwriters, or in such other proportions as you may specify, to purchase the CPOs which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any International Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such International Underwriter. If, on the Closing Date, any International Underwriter or International Underwriters shall fail or refuse to purchase Firm CPOs and the aggregate number of Firm CPOs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm CPOs to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm CPOs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting International Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any International Underwriter or International Underwriters shall fail or refuse to purchase Additional CPOs and the aggregate number of Additional CPOs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional CPOs to be purchased on such Option Closing Date, the non-defaulting International Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional CPOs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional CPOs that such non-defaulting International Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.
     If this Agreement shall be terminated by the International Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the International Underwriters or such International Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such International Underwriters in connection with this Agreement or the offering contemplated hereunder.
     14. Submission to Jurisdiction; Appointment of Agent for Service. Each of the parties hereto irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Deposit Agreement or the offering of the ADSs. Such parties irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and any right to which any of them may be entitled, on account of place of residence or domicile. To the extent that the Sellers have or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Sellers irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
     The Sellers hereby irrevocably appoint CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (“Authorized Agent”) for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Sellers waive, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Sellers represent and warrant that such Authorized Agent has agreed to act as the

Sellers’ agent for service of process for the Sellers, and the Sellers agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
     15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the International Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each Seller with respect to any sum due from it to the International Underwriters or any person controlling the International Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the International Underwriters or controlling person of any sum in such other currency, and only to the extent that the International Underwriters or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the International Underwriters or controlling person hereunder, the Sellers agree as a separate joint and several obligation and notwithstanding any such judgment, to indemnify the International Underwriters or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the International Underwriters or controlling person hereunder, the International Underwriters or controlling person agree to pay to the Sellers an amount equal to the excess of the dollars so purchased over the sum originally due to the International Underwriters or controlling person hereunder.
     16. No Additional Fees. All payments to be made by the Sellers under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges or whatever nature, imposed by Mexico or by any department, agency or other political subdivision or taxing authority thereof or therein (the “Taxing Jurisdiction”), and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”), except to the extent required by law. If any Taxes are required by law to be deducted or withheld in connection with such payments, the Sellers will increase the amount paid so that the full amount of such payment is received by the International Underwriters.
     17. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the International Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale

Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.
     (b) The Company acknowledges that in connection with the offering of the ADSs: (i) the International Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the International Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the International Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the International Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.
     18. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     21. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the International Underwriters shall be delivered, mailed or sent to you at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to Guillermo González Camarena No. 2000, Colonia Centro de Ciudad Santa Fe, México, D.F. 01210, México and if to the Selling Shareholders shall be delivered, mailed or sent to [address].

Very truly yours, MAXCOM TELECOMUNICACIONES, S.A. de C.V.
By:
Name:
Title:

The Selling Shareholders named in Schedule I hereto, acting severally
By:
Attorney-in Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. Incorporated

By:

Name:
Title:

SCHEDULE I

Number of Firm CPOs
Selling Shareholder	To Be Sold
BAS Capital Funding Corporation
BankAmerica Investment Corporation
BASCFC-Maxcom Holdings I, LLC
Nexus-Maxcom Holdings I, LLC

Total:

I-1

SCHEDULE II

Number of Firm CPOs
International Underwriter	To Be Purchased
Morgan Stanley & Co. Incorporated

Total:

II-1

SCHEDULE III
Time of Sale Prospectus
1.	Preliminary Prospectus issued October 2, 2007

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[orally communicated pricing information]

III-1

SCHEDULE IV
Parties Subject to Lock-up
Nexus-Maxcom Holdings I, LLC
BASCFC-Maxcom Holdings I, LLC
BAS Capital Funding Corporation
BankAmerica Investment Corporation
Alina G. Carstens
Maria Trinidad Aguirre Gomez
Bachow Investment Partner III
Paul Bachow
Rene Sagastuy Ferrandiz
José Antonio Solbes
Ricardo Arévalo Ruiz
Alejandro Díaz y Díaz
Adrian Aguirre Gómez
Maria Guadalupe Aguirre Gómez
Lauro González Moreno
Marco Provencio Muñoz
Rodrigo Guerra Botello
Eduardo Vázquez
Jacques Gliksberg
Alfonso González Migoya
Raúl Sánchez Rucobo
Gabriel Vázquez
Maria Elena Aguirre Gómez
Miguel Gerardo Sepulveda Aguirre
Gilberto Solis Silva
Marco Viola

III-1

EXHIBIT A
LOCK-UP LETTER
August          , 2007
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Ladies and Gentlemen:
     The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Maxcom Telecomunicaciones, S.A. de C.V. (the “Company”), a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”), providing for the public offering (the “Public Offering”) by the several International Underwriters, including Morgan Stanley (the “International Underwriters”), of Certificados de Participacion Ordinarios (the “CPOs”), in the form of American Depositary Shares. Each CPO represents (or will represent) one share of Series A common stock (the “Common Stock”).
     To induce the International Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the International Underwriters, it will not, during the period commencing on the date one day prior to the date of the preliminary prospectus used in connection with the Public Offering and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock (or any security convertible into Common Stock) as a bona fide gift, or (c) distributions of shares of Common Stock (or any security convertible into Common Stock) to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 180-day restricted period, or (e) the exercise of any options, warrants or other rights to acquire the Company’s securities, provided that the shares of Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) acquired upon such exercise shall be subject to the restrictions imposed by this letter.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
     In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the International Underwriters, it will not, during the period commencing on the date one day prior to the printing of the preliminary prospectus in connection with the Public Offering and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock). In addition, the undersigned hereby waives any and all notice requirements and right to compel registration under the Securities Act of 1933, as amended, of securities pursuant to any agreement, understanding, security or otherwise, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering and any other action taken by the Company in connection with the proposed Public Offering.
     If:

2

     (1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;
the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired
     The undersigned understands that the Company and the International Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     The undersigned acknowledges that whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. The undersigned further acknowledges that any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the selling stockholders (if any) and the International Underwriters.

3

     Notwithstanding anything herein to the contrary, provisions of this letter shall be of no further force or effect if (1) prior to payment for and delivery of any of the shares of Common Stock in the Public Offering, the Company (A) withdraws the registration statement registering the shares of Common Stock (the “Registration Statement”) or (B) deregisters all of the Shares covered by the Registration Statement, (2) the Underwriting Agreement is executed but is terminated (other than with respect to those provisions of the Underwriting Agreement which, by its terms, survive such termination) prior to payment for and delivery of any of the shares of Common Stock, or (3) the closing of the Public Offering has not occurred prior to November 30, 2007.

Very truly yours,

(Name)

(Address)

4